UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2010

FX Real Estate and Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2010, FX Real Estate and Entertainment Inc. (the "Company") entered into a subscription agreement (the "Subscription Agreement") with an accredited investor (the "Purchaser"), pursuant to which the Purchaser purchased from the Company 100 units (the "Units") at a purchase price of $1,000 per Unit. Each Unit consists of (x) one share of the Company’s Series B Convertible Preferred Stock, $0.01 par value per share (the "Series B Convertible Preferred Stock"), and (y) a warrant to purchase up to a specified number of shares of the Company’s common stock (determined based on the product of (i) the initial stated value of $1,000 per share of Series B Convertible Preferred Stock divided by the weighted average closing price per share of the Company’s common stock as reported on the Pink Sheets over the 30-day period immediately preceding the applicable closing date (the "Closing Price") and (ii) 200%) at a specified exercise price per share (such exercise price representing 150% of the applicable Closing Price) (the "Warrants"). The number of shares of the Company’s common stock underlying each Warrant is 6,559.53 shares and the exercise price per share at which each Warrant is exercisable is $0.4574. The Warrants are exercisable for a period of 5 years.

The Company generated aggregate proceeds of $100,000 from the sales of the Units pursuant to the Subscription Agreements. The Company intends to use the proceeds to fund working capital requirements and for general corporate purposes.

As previously reported in the Company’s Current Report on Form 8-K dated August 18, 2010 (the "August 2010 Form 8-K"), the Company created 2,500 shares of Series B Convertible Stock by filing a Certificate of Designation (the "Series B Certificate of Designation") with the Secretary of State of the State of Delaware thereby amending its Amended and Restated Certificate of Incorporation, as amended. The Company has issued and sold thus far an aggregate of 1,850 shares of the Series B Convertible Preferred Stock as part of the Units and the sale of other units reported in the August 2010 Form 8-K and in the Company’s Current Reports on Form 8-K dated September 21, 2010, September 27, 2010 and October 18, 2010, and has 650 authorized shares of Series B Convertible Preferred Stock that remain available for future issuance under the Series B Certificate of Designation. The designation, powers, preferences and rights of the shares of Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are contained in the Series B Certificate of Designation and are summarized in the August 2010 Form 8-K.

Because there are at least 1,667 shares of Series B Convertible Preferred Stock outstanding, the Company’s board of directors is required, at the request of the holders of a majority of the Series B Convertible Preferred Stock, to increase its size by one member and cause such resulting vacancy to be filled by a director designated by such holders. Such holders have not made such a request thus far.

The foregoing description of the Subscription Agreement, the Series B Convertible Preferred Stock and the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, the Series B Certificate of Designation and the form of Warrant, copies of which are filed with the August 2010 Form 8-K as Exhibits 10.1, 3.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth in Item 1.01 above, which is incorporated herein by reference.

The sales of securities reported in Item 1.01 above were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX Real Estate and Entertainment Inc.

December 14, 2010	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary